AMENDMENT TO
10% SUBORDINATED CONVERTIBLE PROMISSORY NOTE

ENVISION SOLAR INTERNATIONAL, INC.

This Amendment (the "Amendment") to the 10% Subordinated Non-Negotiable Note, as previously amended effective December 31, 2017 (the "Original Note"), in the original principal amount of $100,000, hereby amends the Original Note in accordance with the terms of this Amendment (the "Note"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, by agreement of Envision Solar International, Inc., a Nevada corporation, the payer of the Note (the "Company"), and John Evey, an individual (the "Holder"), the payee of the Note, as follows:

1. The Maturity Date of the Note is July 1, 2019.

2. As of March 31, 2018, the outstanding principal amount of the Note and all accrued but unpaid interest was $123,838.00.

3. Holder agrees not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock on or before December 31, 2018, and not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock issuable upon the conversion of the Note, on or before July 1, 2019.

4. The Original Note will remain in full force and effect (and interest will continue to accrue until the principal amount is paid in full) without modification except as modified by this Amendment. In the event of any contradiction between the terms of this Amendment and the Original Note, the terms of this Amendment will govern.

IN WITNESS WHEREOF, this Amendment is executed by the Company and the Holder to be effective as of June 27, 2018.

COMPANY:

Envision Solar International, Inc.

By: ______________________

Desmond Wheatley, Chief Executive Officer

HOLDER:

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John M. Evey

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